As filed with the Securities and Exchange Commission on October 30, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	6022	74-2331986
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(281) 269-7199

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

David Zalman

Chairman and Chief Executive Officer

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(713) 693-9300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

William S. Anderson Bracewell LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-1122	Charlotte M. Rasche Executive Vice President and General Counsel 80 Sugar Creek Center Blvd. Sugar Land, Texas 77478 (281) 269-7205	Scott Almy Executive Vice President, Chief Operating Officer, Chief Risk Officer and General Counsel 5851 Legacy Circle Plano, Texas 75024 (972) 578-5000	Christian Otteson Shapiro Bieging Barber Otteson LLP 7979 East Tufts Avenue, Suite 1600 Denver, Colorado 80237 (720) 488-0220

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-233443

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $1.00 par value	60,000	N/A	$4,377,259	$568.17

(1)

Represents the estimated maximum number of additional shares of common stock, par value $1.00 per share (“Prosperity common stock”), of Prosperity Bancshares, Inc. (the “Registrant”) estimated to be issued in the merger described herein. The Registrant has previously registered 26,250,000 shares of Prosperity common stock pursuant to the Registration Statement on Form S-4, as amended (File No. 333-233443), which was declared effective on September 17, 2019. The Registrant now anticipates that up to 26,310,000 shares of Prosperity common stock may be issued in the merger.

(2)

Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, the proposed maximum aggregate offering price is equal to (1) the product of (a) $44.80, the average of the high and low prices of common stock, par value $0.01 per share (“Legacy common stock”), of LegacyTexas Financial Group, Inc. (“Legacy”) as reported on the NASDAQ on October 29, 2019, and (b) 113,636, the estimated maximum number of additional shares of Legacy common stock that may be entitled to receive the merger consideration, less (2) $713,634, the estimated aggregate amount of cash consideration in respect of such additional shares to be paid by the Registrant in connection with the merger.

(3)	Computed in accordance with Rules 457(c) and 457(f) under the Securities Act to be $568.17, which is equal to 0.0001298 multiplied by the proposed maximum aggregate offering price.

This Registration Statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4, as amended (File No. 333-233443) (the “Prior Registration Statement”), which was declared effective on September 17, 2019, the Registrant registered an aggregate of 26,250,000 shares of its common stock and paid an aggregate fee of $204,688.55. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act solely to register 60,000 additional shares of its common stock for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Reorganization, dated as of June 16, 2019, by and between the Registrant and Legacy.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description

5.1	Opinion of Bracewell LLP regarding the validity of the securities being registered*

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Prosperity Bancshares, Inc.*

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of LegacyTexas Financial Group, Inc.*

23.3	Consent of Bracewell LLP, included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference*

24.1	Power of Attorney**

*	Filed herewith
**	Previously filed with the Registrant’s Registration Statement on Form S-4 (No. 333-233443), which was filed with the Securities and Exchange Commission on August 23, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Prosperity has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on October 30, 2019.

PROSPERITY BANCSHARES, INC.

By:	/s/ David Zalman
David Zalman
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Zalman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer); Director	October 30, 2019
David Zalman

/s/ Asylbek Osmonov	Chief Financial Officer	October 30, 2019
Asylbek Osmonov	(Principal Financial Officer and Principal Accounting Officer)

*	Director	October 30, 2019
James A. Bouligny

*	Director	October 30, 2019
W. R. Collier

*	Director	October 30, 2019
Leah Henderson

*	Director	October 30, 2019
Ned S. Holmes

*	Director	October 30, 2019
Jack Lord

*	Director	October 30, 2019
William T. Luedke IV

*	Director	October 30, 2019
Perry Mueller, Jr., D.D.S.

*	Director	October 30, 2019
Harrison Stafford II

*	Director	October 30, 2019
Robert Steelhammer

*	Director	October 30, 2019
H.E. Timanus, Jr.

* By:	/s/ David Zalman
David Zalman
Attorney-in-Fact
October 30, 2019

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